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                                                                  EXHIBIT 10.10


            Schedule to Exhibit 10.14 to the Form 10-K Annual Report
               of DQE, Inc. for the Year ended December 31, 1996


Non-Competition and Confidentiality Agreements which were substantially identical to that filed as Exhibit 10.14 were entered into among Duquesne Light Company and each of the following parties, materially differing as set forth below:

Party and Date Executed            Material Differences
-----------------------            --------------------

John R. Marshall, June 24, 1999    Consideration includes 52 weeks salary and
                                   health and welfare benefits continuance in the event of a termination for cause; no restricted stock.

                                   Restriction on competition covers the states of Pennsylvania, Ohio, West Virginia, Maryland, New York, New Jersey and Virginia.

                                   Restriction on competition covers gas in addition to electricity.

Maureen L. Hogel, April 2, 1997    Consideration includes 100 shares of DQE
                                   restricted stock and $1,000 cash.

Stevan R. Schott, August 9, 1999   Consideration includes severance of
Joseph G. Belechak, August 1, 2000 one week per each year of service, minimum of 6 months and maximum of 12 months.

                                   Restriction on competition covers the states of Pennsylvania, Ohio, West Virginia, Maryland, New York, New Jersey and Virginia.

                                   Restriction on competition covers gas in addition to electricity.